EXHIBIT 99.1


          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Annual Report of American Life Holding Company, Inc. (the "Company") on Form 10-KSB for the fiscal period ending December 31, 2002, as amended, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stanley P. Brown, III, principal executive and principal accounting of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                             /s/ Stanley P. Brown, III
                                             ---------------------------------
                                             Stanley P. Brown, III, President,
                                             Principal Executive Officer, and
                                             Principal Accounting and Financial
                                             Officer

April 18, 2003